Exhibit 99.1
FLEETCOR Reports Third Quarter 2022 Financial Results
Completes Three Capability Acquisitions

Atlanta, GA, November 2, 2022 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its third quarter ended September 30, 2022.

“We reported another strong quarter, with revenues and adjusted net income per share growth of 18% and 21%, respectively,” said Ron Clarke, chairman and chief executive officer, FLEETCOR. “Organic revenue growth was 13% for the quarter, driven by more than 20% growth in both corporate payments and lodging. We completed three capability acquisitions, including EV, corporate payments and an international lodging tuck-in.”
Financial Results for Third Quarter of 2022:
GAAP Results
•Total revenues increased 18% to $893.0 million in the third quarter of 2022, compared to $755.5 million in the third quarter of 2021.
•Net income increased 6% to $248.9 million in the third quarter of 2022, compared to $234.0 million in the third quarter of 2021.
•Net income per diluted share increased 18% to $3.29 in the third quarter of 2022, compared to $2.80 per diluted share in the third quarter of 2021.
Non-GAAP Results1
•Adjusted net income1 increased 9% to $320.7 million in the third quarter of 2022, compared to $294.4 million in the third quarter of 2021.
•Adjusted net income per diluted share1 increased 21% to $4.24 in the third quarter of 2022, compared to $3.52 per diluted share in the third quarter of 2021.
“Our third quarter results came in ahead of the expectations we provided in August for revenue, which grew 21% at constant currency, and also adjusted net income per share compared to prior year,” said Alissa Vickery, interim chief financial officer, FLEETCOR. “Our businesses continued the positive trends from the first half of the year, with the majority of the third quarter outperformance coming from organic growth. We repurchased $500 million of FLEETCOR stock in the quarter.”

Updated Fiscal Year 2022 Outlook:
“We are raising full-year 2022 revenue guidance slightly, to reflect our outperformance in the third quarter and maintaining full-year adjusted net income per share guidance, despite unfavorable exchange rates, higher interest and bad debt expense,” concluded Vickery.

For fiscal year 2022, FLEETCOR's updated financial guidance1 is as follows:

•Total revenues between $3,400 million and $3,420 million;
•Net income between $939 million and $959 million;
•Net income per diluted share between $12.24 and $12.44;
•Adjusted net income between $1,216 million and $1,236 million; and
•Adjusted net income per diluted share between $15.85 and $16.05.

FLEETCOR’s guidance assumptions are as follows for the fourth quarter:

•Weighted average U.S. fuel prices equal to $4.25 per gallon;
•Market spreads favorable to the fourth quarter of 2021;
•Approximately 74.5 million fully diluted shares outstanding;
•A tax rate of 27.0% to 28.0%; and
•Foreign exchange rates equal to the month-to-date average as of October 26, 2022.

FLEETCOR’s guidance assumptions are as follows for 2022:

•Interest expense between $157 million and $167 million for 2022, which assumes an average reference rate of 3.75% for the fourth quarter;
•Approximately 77 million fully diluted shares outstanding for 2022; and
•No impact related to acquisitions not already closed.

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-5. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.

Conference Call:

The Company will host a conference call to discuss third quarter 2022 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Alissa Vickery, interim chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (844) 825-9789 or (412) 317-5180 for international callers; the conference ID is 10172757. The replay will be available until Wednesday November 9, 2022. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as regulatory measures, voluntary actions, or changes in consumer preferences, that impact our transaction volume, including social distancing, shelter-in-place, shutdowns of nonessential businesses and similar measures imposed or undertaken in an effort to contain and mitigate the spread of the coronavirus (including any variants thereof, “COVID-19”) or new outbreaks thereof, including in China; the impact of vaccine mandates on our workforce in certain jurisdictions; adverse changes or volatility in fuel prices and spreads and the current inflationary environment; adverse changes in program fees or charges we may collect, whether through legal, regulatory or contractual changes; adverse outcomes with respect to current and future legal proceedings or investigations, including without limitation, the FTC lawsuit, or actions of governmental, regulatory or quasi-governmental bodies or standards or industry organizations with respect to our payment cards; delays or failures associated with implication of, or adaption to, new technology, changes in credit risk of customers and associated losses; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to complete, or delays in completing, acquisitions, new partnerships or customer arrangements; and to successfully integrate or otherwise achieve anticipated benefits from such acquisitions, partnerships, and customer arrangements; failure to successfully expand and manage our business internationally; and other risks related to our international operations, including the impact of the conflict between Russia and Ukraine on our business and operations, the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union; the impact of foreign exchange rates on operations, revenues and income; and the failure or compromise of our data centers and other information technology assets; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 1, 2022 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.

About Non-GAAP Financial Measures:

This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash share based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses occurring largely, but not necessarily exclusively, due to COVID-19, the impact of discrete tax items, impairment charges, asset write-offs, restructuring costs, gains due to disposition of assets/businesses, loss on extinguishment of debt, and legal settlements and related legal fees. We adjust net income for the tax effect of non-tax items using our effective income tax rate, exclusive of discrete tax items. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.

Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these non-tax items using the effective tax rate during the period, exclusive of discrete tax items.

Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.

Management uses adjusted net income, adjusted net income per diluted share and organic revenue growth:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About FLEETCOR®

FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that helps businesses spend less by providing innovative solutions that enable and control expense-related purchasing and payment processes. The FLEETCOR portfolio of brands automate, secure, digitize and manage payment transactions on behalf of businesses across more than 100 countries in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Revenues, net	$893,000	$755,477	18%	$2,543,519	$2,031,481	25%
Expenses:
Processing	203,315	149,564	36%	563,097	388,286	45%
Selling	74,005	71,204	4%	230,218	186,511	23%
General and administrative	149,294	121,785	23%	440,262	345,155	28%
Depreciation and amortization	77,213	74,237	4%	232,489	209,184	11%
Other operating, net	3	—		82	81	1%
Total operating expense	503,830	416,790	21%	1,466,148	1,129,217	30%
Operating income	389,170	338,687	15%	1,077,371	902,264	19%
Other expenses:
Investment loss (gain)	174	—	NM	519	(9)	NM
Other expense (income), net	3,688	1,532	NM	6,187	(2,547)	NM
Interest expense, net	45,410	29,033	56%	90,510	92,269	(2)%
Loss on extinguishment of debt	—	—	NM	1,934	6,230	NM
Total other expense	49,272	30,565	61%	99,150	95,943	3%
Income before income taxes	339,898	308,122	10%	978,221	806,321	21%
Provision for income taxes	91,013	74,115	23%	249,213	191,828	30%
Net income	$248,885	$234,007	6%	$729,008	$614,493	19%
Basic earnings per share	$3.34	$2.86	17%	$9.55	$7.42	29%
Diluted earnings per share	$3.29	$2.80	18%	$9.38	$7.24	30%
Weighted average shares outstanding:
Basic shares	74,461	81,836		76,311	82,811
Diluted shares	75,558	83,716		77,687	84,917

NM- Not Meaningful

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,317,544	$1,520,027
Restricted cash	983,336	730,668
Accounts and other receivables (less allowance)	2,184,629	1,793,274
Securitized accounts receivable — restricted for securitization investors	1,482,000	1,118,000
Prepaid expenses and other current assets	618,559	326,079
Total current assets	6,586,068	5,488,048
Property and equipment, net	272,589	236,294
Goodwill	5,068,954	5,078,978
Other intangibles, net	2,169,232	2,335,385
Investments	74,349	52,016
Other assets	314,832	213,932
Total assets	$14,486,024	$13,404,653
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,693,988	$1,406,350
Accrued expenses	389,953	369,054
Customer deposits	1,599,853	1,788,705
Securitization facility	1,482,000	1,118,000
Current portion of notes payable and lines of credit	994,088	399,628
Other current liabilities	478,283	208,614
Total current liabilities	6,638,165	5,290,351
Notes payable and other obligations, less current portion	4,745,122	4,460,039
Deferred income taxes	571,448	566,291
Other noncurrent liabilities	304,237	221,392
Total noncurrent liabilities	5,620,807	5,247,722
Commitments and contingencies
Stockholders’ equity:
Common stock	128	127
Additional paid-in capital	3,001,687	2,878,751
Retained earnings	6,985,450	6,256,442
Accumulated other comprehensive loss	(1,660,445)	(1,464,616)
Treasury stock	(6,099,768)	(4,804,124)
Total stockholders’ equity	2,227,052	2,866,580
Total liabilities and stockholders’ equity	$14,486,024	$13,404,653

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net income	$729,008	$614,493
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	67,066	55,605
Stock-based compensation	100,828	52,085
Provision for credit losses on accounts and other receivables	89,976	19,419
Amortization of deferred financing costs and discounts	5,949	4,903
Amortization of intangible assets and premium on receivables	165,423	153,579
Loss on extinguishment of debt	1,934	6,230
Deferred income taxes	(7,987)	10,051
Other	601	72
Changes in operating assets and liabilities (net of acquisitions):
Accounts and other receivables	(950,237)	(1,020,900)
Prepaid expenses and other current assets	(300,600)	190,543
Other assets	(105,013)	28,370
Accounts payable, accrued expenses and customer deposits	641,659	485,091
Net cash provided by operating activities	438,607	599,541
Investing activities
Acquisitions, net of cash acquired	(160,117)	(545,052)
Purchases of property and equipment	(107,631)	(74,455)
Other	—	(2,281)
Net cash used in investing activities	(267,748)	(621,788)
Financing activities
Proceeds from issuance of common stock	22,109	48,159
Repurchase of common stock	(1,295,644)	(822,277)
Borrowings on securitization facility, net	364,000	398,000
Deferred financing costs paid and debt discount	(10,282)	(21,508)
Proceeds from issuance of notes payable	3,000,000	1,150,000
Principal payments on notes payable	(2,800,500)	(462,438)
Borrowings from revolver	4,338,000	1,140,000
Payments on revolver	(3,658,000)	(798,851)
Borrowings (payments) on swing line of credit, net	194	(51,049)
Other	—	(811)
Net cash (used in) provided by financing activities	(40,123)	579,225
Effect of foreign currency exchange rates on cash	(80,551)	(24,660)
Net increase in cash and cash equivalents and restricted cash	50,185	532,318
Cash and cash equivalents and restricted cash, beginning of period	2,250,695	1,476,619
Cash and cash equivalents and restricted cash, end of period	$2,300,880	$2,008,937
Supplemental cash flow information
Cash paid for interest, net	$138,310	$96,146
Cash paid for income taxes, net	$309,567	$147,028

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$248,885	$234,007	$729,008	$614,493

Stock based compensation	34,180	16,453	100,828	52,085
Amortization[1]	55,748	56,381	171,372	158,482
Integration and deal related costs	4,861	6,638	14,071	18,132
Legal settlements/litigation	2,783	561	4,685	5,619
Restructuring and related costs	507	(568)	1,270	(1,931)
Loss on extinguishment of debt	—	—	1,934	6,230
Total pre-tax adjustments	98,079	79,465	294,160	238,617
Income taxes[2]	(26,262)	(19,114)	(86,667)	(48,193)
Adjusted net income	$320,702	$294,358	$936,501	$804,917
Adjusted net income per diluted share	$4.24	$3.52	$12.06	$9.48

Diluted shares	75,558	83,716	77,687	84,917

[1]Includes amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2]Includes $9.0 million adjustment for tax benefit of certain income determined to be permanently invested in 2Q 2022.
*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Solution and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by solution.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended September 30,				Three Months Ended September 30,
	2022	2021	Change	% Change	2022	2021	Change	% Change
FUEL
'- Revenues, net	$361.8	$306.8	$55.0	18%	$321.2	$306.9	$14.3	5%
'- Transactions	123.8	117.7	6.1	5%	123.8	119.1	4.7	4%
'- Revenues, net per transaction	$2.92	$2.61	$0.31	12%	$2.59	$2.57	$0.02	1%
CORPORATE PAYMENTS
'- Revenues, net	$196.9	$168.7	$28.3	17%	$205.0	$169.0	$36.0	21%
'- Spend volume	$30,609	$25,666	$4,943	19%	$30,609	$25,666	$4,943	19%
'- Revenues, net per spend $	0.64%	0.66%	(0.01)%	(2)%	0.67%	0.66%	0.01%	2%
TOLLS
'- Revenues, net	$88.6	$79.0	$9.6	12%	$88.8	$79.0	$9.7	12%
'- Tags (average monthly)	6.2	6.0	0.3	4%	6.2	6.0	0.3	4%
'- Revenues, net per tag	$14.26	$13.25	$1.01	8%	$14.29	$13.25	$1.03	8%
LODGING
'- Revenues, net	$126.0	$85.2	$40.7	48%	$126.6	$99.1	$27.6	28%
'- Room nights	9.9	7.6	2.2	29%	9.9	8.7	1.2	14%
'- Revenues, net per room night	$12.78	$11.14	$1.64	15%	$12.85	$11.41	$1.44	13%
GIFT
'- Revenues, net	$52.0	$48.6	$3.3	7%	$53.2	$48.6	$4.6	9%
'- Transactions	249.4	256.2	(6.7)	(3)%	249.4	256.2	(6.7)	(3)%
'- Revenues, net per transaction	$0.21	$0.19	$0.02	10%	$0.21	$0.19	$0.02	12%
OTHER[1]
'- Revenues, net	$67.7	$67.2	$0.5	1%	$71.3	$67.2	$4.1	6%
'- Transactions	10.5	8.9	1.6	18%	10.5	8.9	1.6	18%
'- Revenues, net per transaction	$6.46	$7.58	$(1.12)	(15)%	$6.80	$7.58	$(0.78)	(10)%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$893.0	$755.5	$137.5	18%	$866.1	$769.7	$96.3	13%

[1] Other includes telematics, maintenance, food, payroll card and transportation related businesses.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by solution and metrics, non-GAAP measures, to the GAAP equivalent.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Solution
(In millions)
(Unaudited)

Revenues, net by Geography*	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	%	2021	%	2022	%	2021	%
US	$558	63%	$488	65%	$1,558	61%	$1,271	63%
Brazil	109	12%	95	13%	323	13%	262	13%
UK	90	10%	82	11%	278	11%	241	12%
Other	136	15%	91	12%	384	15%	256	13%
Consolidated Revenues, net	$893	100%	$755	100%	$2,544	100%	$2,031	100%
*Columns may not calculate due to rounding.

Revenues, net by Solution*	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	%	2021	%	2022	%	2021	%
Fuel	$362	41%	$307	41%	$1,027	40%	$864	43%
Corporate Payments	197	22%	169	22%	570	22%	425	21%
Tolls	89	10%	79	10%	265	10%	219	11%
Lodging	126	14%	85	11%	337	13%	206	10%
Gift	52	6%	49	6%	147	6%	124	6%
Other	68	8%	67	9%	197	8%	192	9%
Consolidated Revenues, net	$893	100%	$755	100%	$2,544	100%	$2,031	100%
*Columns may not calculate due to rounding.

Exhibit 4
Segment Results*
(In thousands)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022[1]	2021	% Change	2022[1]	2021	% Change
Revenues, net:
Fleet	$395,203	$343,194	15%	$1,124,157	$971,258	16%
Corporate Payments	196,941	168,684	17%	570,408	425,466	34%
Lodging	125,961	85,214	48%	337,438	206,498	63%
Brazil	108,583	94,888	14%	322,945	262,481	23%
Other[2]	66,312	63,497	4%	188,571	165,778	14%
	$893,000	$755,477	18%	$2,543,519	$2,031,481	25%
Operating income:
Fleet	$192,598	$181,787	6%	$547,233	$501,406	9%
Corporate Payments	69,669	53,512	30%	193,735	146,526	32%
Lodging	63,463	44,027	44%	161,802	98,801	64%
Brazil	44,646	39,943	12%	123,591	105,499	17%
Other[2]	18,794	19,418	(3)%	51,010	50,032	2%
	$389,170	$338,687	15%	$1,077,371	$902,264	19%
Depreciation and amortization:
Fleet	$34,897	$36,378	(4)%	$104,531	$109,417	(4)%
Corporate Payments	15,864	15,526	2%	48,936	37,079	32%
Lodging	10,474	7,301	43%	31,329	17,685	77%
Brazil	13,756	12,910	7%	41,164	38,091	8%
Other[2]	2,222	2,122	5%	6,529	6,912	(6)%
	$77,213	$74,237	4%	$232,489	$209,184	11%
Capital expenditures:
Fleet	$20,960	$15,107	39%	$55,197	$41,825	32%
Corporate Payments	5,952	3,799	57%	15,598	9,154	70%
Lodging	3,309	1,555	113%	7,068	3,419	107%
Brazil	9,273	6,455	44%	22,871	15,580	47%
Other[2]	9,273	1,774	423%	6,897	4,477	54%
	$48,767	$28,690	70%	$107,631	$74,455	45%

[1]Results from Levarti acquired in the first quarter of 2022 are reported in our Lodging segment. Results from Accrualify and Plugsurfing acquired in the third quarter of 2022 are reported in our Corporate Payments and Fleet segments, respectively.

[2]Other includes gift and payroll card components.
* In the second quarter of 2022, in order to align with recent changes in the organizational structure and management reporting, the Company has recast its segments into Fleet, Corporate Payments, Lodging, Brazil and Other. The presentation of segment information has been recast for the prior periods to align with segment presentation for the three and nine months ended September 30, 2022.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Solution to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended September 30,		Three Months Ended September 30,
	2022*	2021*	2022*	2021*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$321.2	$306.9	123.8	119.1
Impact of acquisitions/dispositions	—	(0.1)	—	(1.4)
Impact of fuel prices/spread	47.2	—	—	—
Impact of foreign exchange rates	(6.6)	—	—	—
As reported	$361.8	$306.8	123.8	117.7
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$205.0	$169.0	$30,609	$25,666
Impact of acquisitions/dispositions	—	(0.3)	—	—
Impact of fuel prices/spread	0.5	—	—	—
Impact of foreign exchange rates	(8.5)	—	—	—
As reported	$196.9	$168.7	$30,609	$25,666
TOLLS - TAGS
Pro forma and macro adjusted	$88.8	$79.0	6.2	6.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.2)	—	—	—
As reported	$88.6	$79.0	6.2	6.0
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$126.6	$99.1	9.9	8.7
Impact of acquisitions/dispositions	—	(13.8)	—	(1.0)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.7)	—	—	—
As reported	$126.0	$85.2	9.9	7.6
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$53.2	$48.6	249.4	256.2
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(1.2)	—	—	—
As reported	$52.0	$48.6	249.4	256.2
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$71.3	$67.2	10.5	8.9
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(3.6)	—	—	—
As reported	$67.7	$67.2	10.5	8.9
FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$866.1	$769.7	Intentionally Left Blank
Impact of acquisitions/dispositions	—	(14.3)
Impact of fuel prices/spread[2]	47.7	—
Impact of foreign exchange rates[2]	(20.8)	—
As reported	$893.0	$755.5
* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, food, payroll card and transportation related businesses.
[2] Revenues reflect an estimated $26 million positive impact from fuel prices and approximately $21 million positive impact from fuel price spreads, partially offset by the negative impact of movements in foreign exchange rates of approximately $21 million.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles 2022 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	2022 GUIDANCE
	Low*	High*
Net income	$939	$959
Net income per diluted share	$12.24	$12.44

Stock based compensation	131	131
Amortization	228	228
Other	32	32
Total pre-tax adjustments	391	391
Income taxes	(104)	(104)
Discrete taxes	(9)	(9)
Adjusted net income	$1,216	$1,236
Adjusted net income per diluted share	$15.85	$16.05
Diluted shares	77	77

*Columns may not calculate due to rounding.